___________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2011

TREMONT FAIR, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-107179 & 000-51210	980380519
(State of Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

10497 Town & Country Way, Suite 214
Houston, Texas	77024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 785-4411

______________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.02 Unregistered Sales of Equity Securities

On April 28, 2011, the board of directors (the “Board”) of Tremont Fair, Inc. (the “Company”) approved the issuance of 45,225,000 shares of restricted common stock to various service providers of the Company, including John D. Thomas, the Company’s President, and to Sierra Vista Holdings, Inc., (“Sierra”), a Florida corporation owned and controlled by Mark Klok, the Company’s controlling shareholder and a member of the Board. Each of the recipients of the shares so issued is an “accredited investor” as such term is defined by rules promulgated by the Securities and Exchange Commission (“SEC”). No solicitation was made and no underwriting discounts were given or paid in connection with these transactions. The Company believes that the issuance of the shares was exempt from registration with the SEC pursuant to Section 4(2) of the Securities Act of 1933.

On April 28, 2011, the Board approved the issuance of 5 million shares of Series B Preferred Stock (the “Preferred Stock”) to Sierra, a Florida corporation owned and controlled by Mark Klok, the Company’s controlling shareholder and a member of the Board. Mr. Klok is an “accredited investor” as such term is defined by rules promulgated by the Securities and Exchange Commission (“SEC”). No solicitation was made and no underwriting discounts were given or paid in connection with these transactions. The Company believes that the issuance of the Preferred Stock was exempt from registration with the SEC pursuant to Section 4(2) of the Securities Act of 1933.

Item 3.03 Material Modification to Rights of Security Holders

On April 28, 2011, the Board approved the issuance of the Preferred Stock to Sierra as described in Item 3.02 above. The Preferred Stock contains certain rights, preferences, privileges, restrictions and other characteristics as further detailed in the Certificate of Designation to the Company’s Articles of Incorporation attached as an exhibit to this Current Report. Significantly, the Preferred Stock may be converted into shares of the Company’s Common stock at a ratio of 5 to 1, and may vote on an as-converted basis with holders of the Company’s Common Stock on all matters which common stockholders may vote.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 28, 2011, the Company filed a Certificate of Designation to its Articles of Incorporation specifying the rights, preferences, privileges, and restrictions of the Preferred Stock issued to Sierra as described in Item 3.02 above. The Certificate of Designation is attached as an exhibit to this Current Report.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 28, 2011, Cyrus Boga resigned from the Company’s Board of Directors and as an officer of the Company. Mr. Boga was appointed to the Board on October 31, 2008 and was appointed as the President, Secretary, and Principal Financial Officer of the Company on July 30, 2009.

Also on April 28, 2011, the Board of Directors appointed Mark D. Klok as its Chairman. A summary of Mr. Klok’s background and business experience is as follows:

Mark D. Klok. In addition to his role as Chairman of the Company, since May 2010 Mr. Klok, age 35, has been the Chief Executive Officer of Fuelstream, Inc. (FLST:OB), a fuel supply and logistics the Company and a filer of reports pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934. He is also the Chairman and Chief Executive Officer of Alto Group Holdings, Inc. (ALTO:OB), an international mining company and a filer of reports pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934. He has over a decade of experience in a variety of mining exploration projects in both base metals and precious metals. He is versed in all aspects of exploration and mining having had a successful career in the exploration and development of gold and other minerals in Africa, Mexico, Columbia, Peru, and projects in North and South America. Since November 2009, Mr. Klok has also served as the Chief Executive Officer of Tidal Wave Holdings, Inc., a development-stage company that is seeking to acquire other companies or assets. From March 2009 to October 2010, he was the Chief Executive Officer of Nymet Holdings, Inc., an international commodity trading and recycling company based in New York. In June 2006, Mr. Klok became the President of Consolidated Mining and Minerals, Inc., certain assets of which were subsequently acquired in August 2007 by Hidalgo Mining, Inc. (“Hidalgo”), a mining exploration and development company with various mining interests in West Africa. Mr. Klok subsequently became the President of Hidalgo in September 2007, serving in this capacity until January, 2010.

Also on April 28, 2011, the Board of Directors appointed John D. Thomas as President of the Company. A summary of Mr. Thomas’ background and business experience is as follows:

John D. Thomas, J.D. In addition to his role as President and a member of the Board, Mr. Thomas, age 39, is the President and Chief Operating Officer of Acadia Group, Inc., an international corporate finance advisory firm, specializing in reverse takeovers, mergers and acquisitions, and general corporate matters for a variety of small public and private companies in the United States, United Kingdom, and Germany. Since August 2009, Mr. Thomas has been a member of the board of directors of London Pacific & Partners, Inc. (OTC: LDPP), a Los Angeles and London-based investment and advisory firm specializing in healthcare and hospitality finance. From May 2006 to October 2009 he was the director of the microcap division for small public company listings for MCC Global NV (FSE:IFQ2) an international financial services and investment conglomerate based in London and traded on the Geregeltermarkt of the Frankfurt Stock Exchange. Since December 2008, Mr. Thomas has served as a member of the board of directors of Bayhill Capital, Inc. (BYHL.OB), a filer of reports pursuant to 13(a) and 15(d) of the Securities Exchange Act of 1934. Mr. Thomas also serves as a member of the board of directors of Fuelstream, Inc. (FLST.OB) (“Fuelstream”), a fuel supply and logistics company and a filer of reports pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, having served in such capacity since August 2007. Mr. Thomas also served as the Chief Executive Officer of Fuelstream from August 2007 to May 2010. Mr. Thomas has also practiced general corporate law for various clients from May 2003 until the present and from November 1999 until August 2002. Mr. Thomas holds a Juris Doctor degree from Texas Tech University School of Law and is licensed to practice law in Texas and Utah. In August, 2009, Mr. Thomas entered into a settlement with the Commodity Futures Trading Commission wherein Mr. Thomas consented to an order of permanent injunction from his future involvement in commodity pools trading and commodities operations.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3(i) Certificate of Designation to the Articles of Incorporation of Tremont Fair, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tremont Fair, Inc.

By:	/s/ John D. Thomas
John D. Thomas President

Date:  April 28, 2011